EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of EconoShare, Inc. (the “Company”) certifies, pursuant to his or her knowledge, that the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and that the information contained in that Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Hyman Schwartz

Hyman Schwartz

President and Chief Executive Officer

Chief Accounting Officer

Chief Financial Officer

February 13, 2007